Exhibit 23.3



                 CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the incorporation by reference in this Registration Statement of our report dated April 1, 1998, relating to the financial statements of Polycom Huntsman S.A. for the year ended February 28, 1998 included in the current report on Form 8-K/A of Spartech Corporation dated March 31, 1998 and to all references to our firm included in or made a part of this registration statement.


Paris, France                      Amyot Exco
December 3, 1999                   Member of Grant Thornton International

                              s/Frederic Blanchot
                              Frederic Blanchot